Exhibit 4.1

EDWARDS LIFESCIENCES CORPORATION

AS ISSUER

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF OCTOBER 3, 2013

TO

INDENTURE

DATED AS OF SEPTEMBER 6, 2013

WELLS FARGO BANK, NATIONAL ASSOCIATION

AS TRUSTEE

2.875% SENIOR NOTES DUE 2018

FIRST SUPPLEMENTAL INDENTURE, dated as of October 3, 2013 (this “Supplemental Indenture”), between Edwards Lifesciences Corporation, a Delaware corporation (“Company”), and Wells Fargo Bank, National Association, a national banking association, as trustee (“Trustee”), supplementing the Indenture, dated as of September 6, 2013, between the Company and the Trustee (the “Base Indenture” and, as amended and supplemented by this Supplemental Indenture, and as it may be further amended or supplemented from time to time with respect to the Notes (as defined below in Section 2.01), the “Indenture”).

W I T N E S S E T H:

WHEREAS, the Company and the Trustee have heretofore executed and delivered the Base Indenture, providing for the issuance from time to time of the Company’s debentures, notes or other debt instruments (herein and therein called the “Securities”), to be issued in one or more Series as provided in the Base Indenture;

WHEREAS, Section 2.2 of the Base Indenture permits the form of Securities and certain terms of any Series of Securities to be established in an indenture supplemental to the Base Indenture;

WHEREAS, Section 9.1 of the Base Indenture permits the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the form and terms of any Series of Securities;

WHEREAS, pursuant to Section 2.2 and Section 9.1 of the Base Indenture, the Company desires to provide for the establishment of a new Series of Securities under the Base Indenture, the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, for and in consideration of the foregoing and the purchase of the Securities of  a new Series established by this Supplemental Indenture by the holders thereof (the “Holders”), it is mutually agreed, for the equal and proportionate benefit of all such Holders, as follows:

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ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01          Scope of Supplemental Indenture. This Supplemental Indenture constitutes a part of the Base Indenture (the provisions of which, as modified by this Supplemental Indenture, shall apply to the Notes) in respect of the Notes but shall not modify, amend or otherwise affect the Base Indenture insofar as it relates to any other Series of Securities or modify, amend or otherwise affect in any manner the terms and conditions of the Securities of any other Series.

Section 1.02          Definitions.  The terms defined in this Section 1.02 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of the Indenture shall have the respective meanings specified in this Section 1.02, and to the extent applicable, supersede the definition thereof in the Base Indenture.  All words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture.  The words “herein,” “hereof,” “hereunder,” and words of similar import refer to the Indenture as a whole and not to any particular Article, Section or other subdivision.  The terms defined in this Article include the plural as well as the singular. For all purposes of this Supplemental Indenture:

“Interest Payment Date” has the meaning set forth in Section 2.01(d).

“Interest Period” has the meaning set forth in Section 2.01(d).

“Maturity Date” has the meaning set forth in Section 2.01(c).

“Notes” has the meaning set forth in Section 2.01(a).

ARTICLE 2
THE NOTES

Section 2.01          Terms of Notes. Pursuant to Sections 2.1 and 2.2 of the Base Indenture, there is hereby established a new Series of Securities, the terms of which shall be as follows:

(a)           General.  There is hereby authorized and established a new Series of Securities under the Base Indenture, known and designated as the “2.875% Senior Notes due 2018” (the “Notes”) of the Company. The Notes are unlimited in aggregate principal amount. The initial aggregate principal amount of the Notes to be issued under this Supplemental Indenture shall be $600,000,000. Any additional amount of the Notes to be issued shall be set forth in a Company Order.

(b)           Form and Denominations.  The Notes will be issued only in fully registered form, and the authorized denominations of the Notes shall be $2,000 principal amount and any integral multiple of $1,000 in excess thereof. The Notes will initially be issued in the form of one or more Global Securities substantially in the form of Exhibit A attached hereto, with such modifications thereto as may be approved by the authorized officer executing the same, and the Depositary for such Global Securities will be The Depositary Trust Company. The Notes will be denominated in Dollars and payments of principal, premium, if any, and interest will be made in Dollars.

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(c)           Maturity Date.  The Stated Maturity of principal for the Notes shall be October 15, 2018 (the “Maturity Date”).

(d)           Interest. Interest on the Notes payable on any Interest Payment Date (as defined below), the Maturity Date, or if applicable, the redemption date (as determined in accordance with Section 3.1 of the Base Indenture) shall be the amount accrued from, and including, the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from, and including, the original issue date of October 3, 2013, if no interest has been paid or duly provided for with respect to the Notes) to, but excluding, such Interest Payment Date, Maturity Date or, if applicable, redemption date, as the case may be (each, an “Interest Period”). The Notes will bear interest at the rate of 2.875% per year from the original issue date thereof to the Maturity Date. Interest on the Notes shall be payable semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2014 (each such date, an “Interest Payment Date”). The regular record date for interest payable on the Notes will be April 1 and October 1 of each year, as the case may be, next preceding each Interest Payment Date. The amount of interest payable for any semi-annual Interest Period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

In the event the Interest Payment Date, Maturity Date or a redemption date for the Notes falls on a day that is not a Business Day, then the related payments of principal, premium, if any, and interest may be made on the next succeeding date that is a Business Day, and no interest shall accrue as a result of such postponement.

(e)           Sinking Fund. The Notes shall not be subject to any sinking fund or analogous provision or be redeemable at the option of the Holders.

(f)            Forms. The Notes shall be substantially in the form of Exhibit A attached hereto, with such modifications thereto as may be approved by the authorized officer executing the same.

(g)           Appointment of Agent. The Trustee will initially be the Registrar and Paying Agent with respect to the Notes.

(h)           Satisfaction and Discharge of Indenture/Defeasance. Until the Maturity Date, the Notes will be subject to Sections 8.1, 8.3 and 8.4 of the Base Indenture.

(i)            Further Issues. The Company may from time to time, without the consent of the Holders of the Notes, issue additional Notes. Any such additional Notes will have the same terms and conditions in all respects as the Notes, except for the issue date and, in some cases, the issue price and the first payment of interest with respect to the Notes. Any such additional Notes, together with the Notes herein provided for, will constitute a single Series of Securities under the Indenture.

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ARTICLE 3
REDEMPTION OF NOTES

Section 3.01          Optional Redemption by Company.  The Notes may be redeemed at the option of the Company on the terms and conditions set forth in the form of Note as set forth as Exhibit A.

ARTICLE 4
CHANGE OF CONTROL

Section 4.01          Offer to Purchase Upon Change of Control Triggering Event.  Upon the occurrence of a Change of Control Triggering Event (as defined in the form of Note set forth as Exhibit A), and unless the Company has exercised its option to redeem the Notes pursuant to Section 3.01, the Company shall be required to make an offer to each Holder of the Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes on the terms and conditions set forth in the form of Note set forth as Exhibit A.

ARTICLE 5
MISCELLANEOUS

Section 5.01          Relationship to Existing Base Indenture.  This Supplemental Indenture is a supplemental indenture within the meaning of the Base Indenture. The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified, confirmed and approved and, with respect to the Notes, the Base Indenture, as supplemented and amended by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

Section 5.02          Modification of The Existing Base Indenture. Except as expressly modified by this Supplemental Indenture, the provisions of the Base Indenture shall govern the terms and conditions of the Notes.

Section 5.03          Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 5.04          Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 5.05          Trustee Makes No Representation.  The recitals contained herein are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture (except for its execution thereof and its certificates of authentication of the Notes).

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Section 5.06          Separability.  In case any provision in the Base Indenture, this Supplemental Indenture or the Notes shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested all as of the day and year first written above.

Dated: October 3, 2013

EDWARDS LIFESCIENCES CORPORATION, as Issuer

	By:	/s/ Thomas M. Abate
	Name:	Thomas M. Abate
	Title:	Corporate Vice President, Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

	By:	/s/ Maddy Hall
	Name:	Maddy Hall
	Title:	Vice President

SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE

EXHIBIT A

[FORM OF SENIOR NOTE]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY.  THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. [ ]	$[ ]

EDWARDS LIFESCIENCES CORPORATION
2.875% Senior Note due 2018

CUSIP:  28176E AC2

ISIN:  US28176EAC21

Edwards Lifesciences Corporation, a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal amount of [                    ] DOLLARS ($[          ]), as revised by the Schedule of Increases and Decreases of Global Security attached hereto, on October 15, 2018.

Interest Payment Dates:                                   April 15 and October 15 of each year, beginning April 15, 2014.

Regular Record Dates:                                          April 1 and October 1 of each year.

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Date: , 2013

EDWARDS LIFESCIENCES CORPORATION

By:
Name:
Title:

By:
Name:
Title:

SIGNATURE PAGE TO NOTE

CERTIFICATE OF AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By:
Authorized Signatory:
Dated:

[FORM OF REVERSE OF NOTE]

EDWARDS LIFESCIENCES CORPORATION

2.875% Senior Note due 2018

Indenture. This Security is one of a duly authorized issue of securities (herein called the “Securities”) of Edwards Lifesciences Corporation (the “Company”), issued and to be issued in one or more Series under an Indenture, dated as of September 6, 2013 (herein called the “Base Indenture”) as supplemented by a First Supplemental Indenture, dated as of October 3, 2013 (herein called the “First Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Capitalized terms used herein and not defined herein have the meanings ascribed to them in the Indenture, and the terms of the Security include those stated in the Indenture and those incorporated into the Indenture. This Security is one of the Series designated on the face hereof, initially limited in aggregate principal amount to $600,000,000. The Company may at any time issue additional securities under the Indenture in unlimited amounts having the same terms as the Securities.

Interest and Method of Payment. The Company promises to pay interest from October 3, 2013, on the principal amount of this Security semi-annually in arrears on April 15 and October 15 of each year beginning April 15, 2014 at the office or agency of the Trustee maintained for that purpose in New York, New York, in like coin or currency, at the rate per annum specified in the title hereof.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.  If interest or principal on this Security is payable on a day that is not a Business Day, the Company will make the payment on the next Business Day, and no interest will accrue as a result of the delay in payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the regular record date for such interest, which shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such regular record date and may either be paid to the person in whose name this Security is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this Series not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner.

All payments on this Security will be made in money of the United States that at the time of payment is legal tender for payment of public and private debts.

Authentication. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Optional Redemption. The Securities of this Series are subject to redemption at the Company’s option, upon not less than 30 nor more than 60 days’ notice delivered to each Holder of Securities to be redeemed, in whole or in part, at any time prior to the Maturity Date of the Securities, at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities to be redeemed and (ii) the sum, as determined by an Independent Investment Banker (as defined below), of the present values of the remaining scheduled payments of principal and interest thereon (excluding any portion of such payments of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 25 basis points; plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date. Notwithstanding the foregoing, installments of interest on this Security that are due and payable on Interest Payment Dates falling on or prior to a redemption date will be payable on the Interest Payment Date to the registered holders as of the close of business on the relevant regular record date according to this Security and the Indenture.

For purposes of determining the optional redemption price, the following definitions are applicable:

“Comparable Treasury Issue” means the United States Treasury security or securities selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities being redeemed.

“Comparable Treasury Price” means, with respect to any redemption date, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (b) if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company to act as the “Independent Investment Banker.”

“Reference Treasury Dealer” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. and two other nationally recognized investment banking firms which are primary U.S. Government securities dealers in New York City (each, a “Primary Treasury Dealer”) specified from time to time by the Company; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for the Securities (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated on the third business day preceding the redemption date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the related Comparable Treasury Price for such redemption date.

In the event of redemption of this Security in part only, a new Security or Securities of this Series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

Change of Control. If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem the Securities as described above under “Optional Redemption,” each Holder of Securities will have the right to require the Company to repurchase all or a portion (equal to $2,000 or any integral multiples of $1,000 in excess thereof), of such Holder’s Securities pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth herein. In the Change of Control Offer, the Company will be required to offer payment in cash equal to 101% of the aggregate principal amount of the Securities repurchased plus accrued and unpaid interest, if any, on such Securities, to, but excluding, the date of purchase (the “Change of Control Payment”), subject to the rights of Holders of such Securities on the relevant record date to receive interest due on the relevant Interest Payment Date.

Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company will be required to deliver a notice to Holders of Securities describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase the Securities on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”), pursuant to the procedures required herein and described in such notice. The Company must comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions herein, the Company will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions herein by virtue of such conflicts. If the notice is delivered prior to the date of consummation of the Change of Control, the notice will state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the applicable Change of Control Payment Date.

On the Change of Control Payment Date, the Company will be required, to the extent lawful, to:

(a) accept for payment all Securities or portions of Securities properly tendered, and not validly withdrawn, pursuant to the Change of Control Offer;

(b) deposit by 10:00 a.m. New York City time with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities properly tendered and not validly withdrawn; and

(c) deliver or cause to be delivered to the Trustee the Securities properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company.

The Paying Agent will be required to deliver promptly to each Holder who properly tendered Securities the purchase price for such Securities and the Trustee will be required to authenticate and deliver (or cause to be transferred by book entry) promptly to each such Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each new Security will be in a principal amount of $2,000 or in any integral multiples of $1,000 in excess thereof.

The Company will not be required to make a Change of Control Offer with respect to the Securities of this Series upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and the third party purchases all notes of this Series properly tendered and not withdrawn under its offer. In addition, the Company will not repurchase any notes of the Securities of this Series if there has occurred and is continuing on the Change of Control Payment Date an Event of Default.

For purposes of the foregoing discussion of a repurchase at the option of Holders, the following definitions are applicable:

“Capital Stock” means, with respect to any specified person as of any date, the capital stock of every class of such person, whether now or hereafter authorized, regardless of whether such capital stock shall be limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of such person.

“Change of Control” means the occurrence of any of the following:

(a)                                 the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the Company’s assets and the assets of its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one of its Subsidiaries;

(b)                                 the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company or one of its Subsidiaries, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s then outstanding Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(c)                                  the Company’s consolidation with, or merger with or into, any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), or any person’s consolidation with, or merger with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s then outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction;

(d)                                 the first day on which a majority of the Company’s members of its board of directors are not Continuing Directors; or

(e)                                  the adoption of a plan relating to the Company’s liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (a) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (b)(x) immediately following that transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (y) immediately following that transaction, no person is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Director” means, as of any date of determination, any member of the Company’s board of directors who (a) was a member of the Company’s board of directors on October 3, 2013 or (b) was nominated for election, elected or appointed to the Company’s board of directors with the approval of a majority of the Continuing Directors who were members of the Company’s board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of a proxy statement in which such member was named as a nominee for election as a director).

“Fitch” means Fitch, Inc. and its successors.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s), a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) and a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch).

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agencies” means (a) each of Moody’s, S&P and Fitch; and (b) if any of Moody’s, S&P or Fitch ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act that is selected by the Company (as certified by a resolution of the Company’s board of directors) as a replacement agency for Moody’s, S&P or Fitch, or each of them, as the case may be.

“Rating Event” means the rating on the Securities of this Series is lowered below Investment Grade by any two of the three Rating Agencies on any date during the period commencing 60 days prior to the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Securities of this Series is under publicly announced consideration for possible downgrade by any of the Rating Agencies), provided that a Rating Event otherwise arising by virtue of a particular reduction in, or termination of, any rating shall not be deemed to have occurred with respect to a particular Change of Control (and thus shall not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agency or Rating Agencies ceasing to rate the Securities of this Series or making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the termination or reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Event).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting Stock” means, with respect to any specified person as of any date, the Capital Stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

This Security shall have the benefits of the covenants and agreements set forth in the Indenture. The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture. This Security is not subject to repayment at the Holder’s option.

No reference herein to the Indenture and no provision of this Security or the Indenture shall affect or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the respective due dates, place and rate, and in the currency herein prescribed.

Default and Remedies. If an Event of Default with respect to Securities of this Series shall occur and be continuing, the principal amount of the Securities of this Series may be declared due and payable in the manner and with the effect provided in the Indenture.

Amendment, Modification and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each Series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time outstanding of each Series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each Series at the time outstanding, on behalf of the Holders of all Securities of such Series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Denominations; Transfer and Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the records of the Registrar, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or the Holder’s attorney duly authorized in writing, and thereupon one or more new Securities of this Series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this Series are issuable only in registered form in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this Series are exchangeable for a like aggregate principal amount of Securities of this Series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made to a Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Persons Deemed Owners. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name this Security is registered on the books of the Registrar as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Miscellaneous. The Indenture and the Securities, including this Security, shall be governed by and construed in accordance with the law of the State of New York.

All terms used in this Security and not defined herein shall have the meanings assigned to them in the Indenture.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused “CUSIP” numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Securities, and reliance may be placed only on the other identification numbers printed hereon.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Note to

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY

Initial Principal Amount of Global Security:  $[                          ]

Date	Amount of Increase in Principal Amount of Global Security	Amount of Decrease in Principal Amount of Global Security	Principal Amount of Global Security After Increase or Decrease	Signature of Authorized Signatory of Trustee